UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2013

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10863 Rockley Road Houston, TX	77354
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 934-1825

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On October 24, 2013, Pernix Therapeutics Holdings, Inc. ("the Company") entered into an agreement through its subsidiary, Pernix Therapeutics, LLC, with Cumberland Pharmaceuticals Inc. (“Cumberland”) for the promotion and distribution of Omeclamox-Pak® covering the United States.

With an effective date of October 1, 2013, the terms of the agreement provide for Cumberland to promote the product to gastroenterologists across the United States through its field sales force which also promotes its Kristalose® brand. The Company will promote the product through its specialty sales force focusing on select primary care physicians. The companies will cooperate in the marketing and other activities needed to support the commercialization of the brand. Cumberland acquired these product promotion rights for a combination of an upfront payment and future contingent consideration based on achieving revenue thresholds. Additionally, Cumberland will also pay royalties on future sales. The Company and Cumberland had no other agreements before this agreement was entered into.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Dated: October 31, 2013	By:	/s/ Tracy Clifford
Tracy Clifford
Principal Financial and Accounting Officer